UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2013
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) TiVo Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (“2013 Annual Meeting”) on July 31, 2013. Each holder of the Company’s common stock was entitled to one vote per share held.
(b) Proposal 1: At the 2013 Annual Meeting, the Stockholders elected each of the following nominees as directors to serve on the Company’s Board of Directors until the 2016 Annual Meeting of Stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	Total Votes			Total
	FOR	AGAINST	WITHHELD	Broker Non-Votes
William Cella	74,624,867	14,024,558	44,135	17,174,741
Jeffrey Hinson	79,149,080	9,499,940	44,540	17,174,741

Proposal 2: At the 2013 Annual Meeting, the Stockholders also voted to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014 and cast their votes as follows:

Total Votes
FOR	104,860,022
AGAINST	898,261
ABSTAIN	110,018
Broker Non-Votes	—

Proposal 3: At the 2013 Annual Meeting, the Stockholders also voted to approve on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2013 Annual Meeting of Stockholders of TiVo Inc. pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay") and cast their votes as follows:

Total Votes
FOR	50,012,984
AGAINST	33,460,754
ABSTAIN	5,219,822
Broker Non-Votes	17,174,741

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

August 1, 2013	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)